SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

         Current Report Pursuant to Section to Section 13 or 15(d) of
                          The Securities Act of 1934

                                Date of Report
              (Date of earliest event reported): March 24, 1999


                         FISCHER IMAGING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                               36-2756787
       (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)
        12300 N. GRANT STREET                            80241
           DENVER, COLORADO                           (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 452-6800



Item 5. Other Events. By an agreement effective March 24, 1999 General Electric Company, a New York corporation acting through its GE Medical Systems Division ("GEMS"), surrendered 826,666 shares, or 62%, of its Series D Preferred Stock in Fischer Imaging Corporation ("Fischer") in exchange for a non-exclusive right to manufacture the Tilt-C System, which Fischer has manufactured for GEMS since 1994. This represents a renegotiation of Fischer's previous arrangement with GEMS whereby GEMS would receive the Tile C rights under certain circumstances in exchange for 100% of its Series D Preferred Stock. In addition to other terms, the agreement amends certain terms of Fischer's Series D Preferred Stock in the event of a change of control transaction. First, if a change of control transaction occurs or Fischer comes to an agreement to effect a change of control transaction prior to March 24, 2000, then GEMS will be entitled to $7.50 per share less the average closing price of a share of Fischer common stock for the twenty trading days preceding March 24, 1999, on each of the 826,666 shares surrendered pursuant to the agreement. Second, as to the remaining 506,667 outstanding shares of Series D Preferred Stock, change of control rights will expire on March 24, 2002. For these purposes, a change of control transaction generally includes any transaction involving a transfer of more than 50% of the combined voting power of Fischer's capital stock or a sale by Fischer of all or substantially all of its assets to any one or more of Picker International, Inc., Siemens Medical Systems, Toshiba America Medical Systems, Inc., or Philips Medical Systems, or any affiliate thereof.

     Except for modifications to the change of control rights, Fischer's rights and obligations with respect of the remaining 506,667 shares of Series D Preferred Stock held by GEMS remain unchanged. Holders of Fischer's Series D Preferred Stock are entitled to (i) receive dividends prior and in preference to any declaration or payment of any dividend, other than a dividend provided as a result of a split or subdivision of the common stock, on any junior security,
(ii) convert into an equal number of shares of Fischer common stock, subject to certain adjustments, and (iii) a liquidation preference of $7.50 per share, plus any declared but unpaid dividends, upon the happening of certain events, including a change of control. The Series D Preferred Stock is not entitled to vote on any matters submitted to the stockholders except regarding protective provisions and as otherwise required by law. GEMS also has registration rights covering the common stock obtainable on conversion of the Series D Preferred Stock.

     Pursuant to the agreement, Fischer will have continuing manufacturing, licensing, and training obligations with respect to the Tilt C System.


Item 7.     Exhibits.  Documents filed as part of this report:

Exhibit     Description of Exhibit
Number

10.1 Agreement dated as of March 24, 1999 between Fischer Imaging Corporation and General Electric Company acting through its GE Medical Systems Division.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Fischer Imaging Corporation


      Date: April 16, 1999                 By: /s/  Morgan W. Nields
                                              ---------------------------------
                                              Morgan W. Nields
                                              Chairman of the Board of Directors
                                              Chief Executive Officer
                                              Director